As filed with the Securities and Exchange Commission
                      on February 9, 1996
                                          Registration No. 33-64877

                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.   20549
                       ______________________

                         AMENDMENT NO. 1
                             FORM S-3
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933
                       ______________________

                     HEALTH CARE REIT, INC.
(Exact name of Registrant as specified in governing instrument)

        DELAWARE                               34-1096634
(State of incorporation)          (IRS Employer Identification No.)

                      One SeaGate, Suite 1950
                        Toledo, Ohio 43604
                     Telephone:  419-247-2800
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                         BRUCE G. THOMPSON
                Chairman of the Board of Directors
                      Health Care REIT, Inc.
                     One SeaGate, Suite 1950
                       Toledo, Ohio 43604
                    Telephone:  419-247-2800


                           Copy to :

                 Mary Ellen Pisanelli, Esquire
                   Shumaker, Loop & Kendrick
                    North Courthouse Square
                         1000 Jackson
                     Toledo, Ohio  43624
                       (419) 241-9000

 Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration
           Statement as determined by the Registrant.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. XX

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.

          If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.
                     ______________________


                  CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum
Title of Shares                 Proposed Maximum     Aggregate       Amount of
    to be        Amount to be    Offering Price    Offering Price   Registration
Registered (1)    Registered      Per Share (2)       (3) (4)         Fee (3)
-------------    ------------   ----------------   ---------------- ----------

Debt Securities
(5)

Preferred Stock,
$1.00 par value,
Depositary Shares

Common Stock,
$1.00 par value
(6)

Warrants

Total              $200,000,000                      $200,000,000     $68,966


(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Subject to Footnote (4), there are being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock and Warrants as may be sold from time to time by the Registrant. This Registration Statement also covers contracts that may be issued by the Registrant under which the counterparty may be required to purchase Debt Securities, Preferred Stock, Common Stock or Warrants. Such contracts would be issued with Debt Securities, Preferred Stock, Common Stock or Warrants. There are also being registered hereunder an indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock and Warrants as may be issuable upon conversion or exchange of Debt Securities, Preferred Stock or Warrants pursuant to antidilution provisions thereof.

(2) The proposed maximum offering price per unit will be determined form time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, Common Stock and Warrants issued under this Registration
Statement exceed $200,000,000.

(4) No separate consideration will be received for (i) Debt Securities, shares of Common Stock or Preferred Stock that are issued upon conversion of Debt Securities or Preferred Stock or
(ii) Debt Securities, shares of Common Stock or Preferred Stock that are issued upon exercise of Warrants registered hereby.

(5) If any such Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $200,000,000.

(6) This Registration Statement also covers Preferred Stock Purchase Rights under the Registrant's Preferred Stock Purchase Rights Plan, which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such shares and such rights because they will be issued for no additional consideration.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.


                               PROSPECTUS

                        HEALTH CARE REIT, INC.
                           DEBT SECURITIES
                           PREFERRED STOCK
                            COMMON STOCK
                               WARRANTS

          Health Care REIT, Inc. (the "Company") intends to issue from time to time, in one or more series, its (i) unsecured and senior or subordinated debt securities ("Debt Securities"); (ii) shares or fractional shares of preferred stock, $1.00 par value ("Preferred Stock"); (iii) shares of common stock, $1.00 par value ("Common Stock"); and (iv) warrants ("Warrants") to purchase Debt Securities, Preferred Stock or Common Stock ("Warrants"). The Debt Securities, the Preferred Stock, the Common Stock and the Warrants offered hereby (collectively, the "Offered Securities") may be offered, separately or as units with other offered securities, in separate series and amounts at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), at an aggregate initial public offering price not to exceed $200,000,000, on terms to be determined at the time of sale.

          The specific terms of the Offered Securities will be set forth in the applicable Prospectus Supplement and will include, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, priority, interest rate, time of interest, terms of redemption at the option of the Company or repayment at the option of the holder or for sinking fund payments, terms for conversion into or exchange for other Offered Securities and the initial public offering price;
(ii) in the case of Preferred Stock, the series designation, the number of shares, the dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price; (iii) in the case of Common Stock, the specific number of shares and the initial public offering price; (iv) in the case of Warrants, the number and terms thereof, the designation and the number of Offered Securities issuable upon their exercise, the exercise price, any listing of the Warrants or the underlying Offered Securities on a securities exchange and any other terms in connection with the offering, sale and exercise; and, (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a qualified real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The applicable Prospectus Supplement will contain information, where applicable, concerning certain United States Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities.

          The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any designated agents or underwriters are involved in the sale of the Offered Securities, they will be identified and their compensation will be described in the applicable Prospectus Supplement. See "Plan of Distribution." Also, the net proceeds to the Company from such sale will be set forth in the Prospectus Supplement. No Offered Securities may be sold without the delivery of the applicable Prospectus Supplement describing such Offered Securities and the method and terms of the offering thereof.
          The shares of Common Stock of the Company are listed on the New York Stock Exchange under the symbol "HCN." On February 7, 1996, the reported last sale price of the shares of Common Stock on the New York Stock Exchange was $21.25 per share.
                          ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSIONER NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.
                          ____________________

            The date of this Prospectus is February 9, 1996

                         AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Suite 1300, Seven World Trade Centre, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

          This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and all exhibits, the "Registration Statement"), filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1994 and Amendment Nos. 1, 2 and 3 filed with the Commission on
April 26, 1995, June 28, 1995 and September 13, 1995, respectively.

     2. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995 and Amendment No. 1 filed with the Commission on September 13, 1995.

     3. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995 and Amendment No. 1 filed with the Commission on September 29, 1995.

     4. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995.

     5.  Current Reports on Form 8-K filed with the Commission on
February 13, 1995; March 24, 1995; May 12, 1995; and December 8,
1995.

     6. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part of this Prospectus from the date of filing of each such document.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, and any accompanying Prospectus Supplement relating to a specific offering of Offered Securities or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. The Company will provide on request and without charge to each person to whom this Prospectus is delivered, upon the oral or written request of such person, a copy (without exhibits) of any or all documents incorporated by reference to this Prospectus. Requests for such copies should be directed to Erin C. Ibele, Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1950, Toledo, Ohio 43604, telephone number (419) 247-2800.

                            THE COMPANY

          Health Care REIT, Inc. (the "Company"), founded in 1970, is a self-administered real estate investment trust ("REIT") that invests in health care facilities throughout the United States. It is the oldest health care REIT in the industry. The Company's primary focus is on financing long-term care facilities such as nursing homes, assisted living facilities and retirement centers, which together comprise approximately 75% of the investment portfolio. The remainder of the portfolio is diversified and is comprised of a portfolio of specialty care facilities providing acute, sub-acute and primary care services.

          The Company's objective is to enable stockholders to participate in health care investments that produce income and preserve principal. Since its inception, the Company has paid 98 consecutive quarterly dividends.

          Effective December 16, 1992, the shares of the common stock of the Company were listed on the New York Stock Exchange under the symbol "HCN." The Company was previously listed on the American Stock Exchange. The Company's executive offices are located at One SeaGate, Suite 1950, Toledo, Ohio, 43604, and the telephone number is (419) 247-2800.

                           USE OF PROCEEDS

          Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Offered Securities will be used to finance, either directly or indirectly, the Company's investments in health care facilities and will allow the Company to pursue additional health care property investments and complete unfunded commitments.

                 RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated. For purposes of calculating such ratio, "earnings" includes net income plus fixed charges. "Fixed charges" consists of interest on all indebtedness. The Company did not have any Preferred Stock outstanding for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is identical to the ratio of earnings to fixed charges for the periods presented.

                Nine Months Ended       Year ended December 31,
                    Sept. 30,      --------------------------------
                      1995         1994   1993   1992   1991   1990
                -----------------  ----   ----   ----   ----   ----
Consolidated ratio
of earnings to
fixed charges
(unaudited) ........  2.32         3.58   2.85   3.02   2.19   1.98


                      DESCRIPTION OF DEBT SECURITIES

General

          The Debt Securities may be issued in one or more series under an Indenture to be executed by the Company and a trustee (the "Trustee"), a form of which is included as an exhibit to the Registration Statement of which this Prospectus is a part (the "Indenture"). The terms of the Debt Securities may include those stated in the Indenture and those made a part of the Indenture (before any supplements) by reference to the Trust Indenture Act of 1939, as amended (the "TIA").

          The following is a summary of certain provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the Indenture, including the definitions of certain terms therein to which reference is hereby made for a complete statement of such provisions. Wherever particular provisions or sections of the Indenture or terms defined therein are referred to herein, such provisions or definitions are incorporated herein by reference.

Terms

          The Debt Securities will be direct, unsecured obligations of the Company.

          The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of the Company or as established in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of Debt Securities previously issued. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

          The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee and, except as other wise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

          The Prospectus Supplement will describe certain terms of any Debt Securities offered hereby, including:

     (1)  the title of such Debt Securities;

     (2) the aggregate principal amount of such Debt Securities and any limit on such principal amount;

     (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt
Securities that is convertible into Capital Stock of the Company or the method by which any such portion will be determined;

     (4) if convertible, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Capital Stock of the Company into which such Debt Securities are convertible;

     (5) the date or dates, or the method by which such date or dates will be determined, on which the principal of such Debt
Securities will be payable and the amount of principal payable thereon;

     (6) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the Interest Payment Dates on which any such interest will be payable and the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

     (7) the place or places where the principal of (and premium or Make-Whole Amount as defined in the Indenture, if any), interest, if any, and Additional Amounts, if any, payable in respect of, such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of, transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

     (8) the period or periods within which, the price or prices (including premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which and other terms and conditions upon which such Debt Securities may be redeemed in whole or in part, at the option of the Company, if the Company is to have the option;

     (9) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (10) whether such Debt Securities will be in registered or bearer form and terms and conditions relating thereto, and, if other than $1,000 and any integral multiple thereof, the denominations in which any registered Debt Securities will be issuable and, if other than $1,000 the denomination or denominations in which any bearer Debt Securities will be issuable;

     (11) if other than United States dollars, the currency or currencies in which such Debt Securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

     (12) whether the amount of payments of principal (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts will be determined;

     (13) whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

     (14) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

     (15) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the applicable Indenture;

     (16) whether such Debt Securities will be issued in certificated or book-entry form;
     (17) the applicability, if any, of the defeasance provisions of the applicable Indenture;

     (18) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option); and

     (19) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

          The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

Conversion Rights

     (1) The terms, if any, on which Debt Securities of any series may be converted into shares of Common Stock or Debt Securities of another series will be set forth in the Prospectus Supplement relating thereto. To protect the Company's status as a REIT, the holders of Debt Securities of any series ("Holders") may not convert any Debt Security, and such Debt Security shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to beneficially own, directly or indirectly, 9.8% or more of the then outstanding shares of Common Stock.

     (2) The conversion price will be subject to adjustment under certain conditions, including (a) the payment of dividends (and other distributions) in shares of Common Stock; (b) subdivisions, combinations and reclassifications of shares of Common Stock; (c) the issuance to all or substantially all holders of shares of Common Stock of rights or warrants entitling them to subscribe for or purchase shares of Common Stock at a price per share (or having a conversion price per share of Common Stock) less than the then current market price; and (iv) distributions to all or substantially all holders of shares of Common Stock or shares of any other class, of evidences of indebtedness or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions not prohibited under the terms of the Indenture) of the Company, subject to the limitation that all adjustments by reason of any of the foregoing would not be made until they result in a cumulative change in the conversion price of at least 1%. In the event the Company shall effect any capital reorganization or reclassification of its shares of Common Stock or shall consolidate or merge with or into any trust or corporation (other than a consolidation or merger in which the Company is the surviving entity) or shall sell or transfer substantially all its assets to any other trust or corporation, the Holders shall, if entitled to convert such Debt Securities at any time after such transaction, receive upon conversion thereof, in lieu of each share of Common Stock into which the Debt Securities of such series would have been convertible prior to such transaction, the same kind and amount of stock and other securities, cash or property as shall have been issuable or distributable in connection with such transaction with respect to each share of Common Stock.

     (3) A conversion price adjustment made according to the provisions of the Debt Securities of any series (or the absence of provision for such an adjustment) might result in a constructive distribution to the Holders of Debt Securities of such series or holders of shares of Common Stock that would be subject to taxation as a dividend. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason. The Board of Directors will also have the power to resolve any ambiguity or correct any error in the provisions relating to the adjustment of the conversion price of the Debt Securities of such series and its actions in so doing shall be final and conclusive.

     (4) Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon market price.

     (5) The Holders of Debt Securities of any series at the close of business on an interest payment record date shall be entitled to receive the interest payable on such Debt Securities on the corresponding interest payment date notwithstanding the conversion thereof. However, Debt Securities surrendered for conversion during the period from the close of business on any record date for the payment of interest to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. Holders of Debt Securities of any series who convert Debt Securities of such series on an interest payment date will receive the interest payable by the Company on such date and need not include payment in the amount of such interest upon surrender of such Debt Securities for conversion.

CERTAIN COVENANTS

     Merger, Consolidation or Sale.
     ------------------------------

          The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any State thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under an Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an Officers' Certificate and legal opinion covering such conditions shall be delivered to the Trustee.

     Optional Redemption.
     --------------------

          The Debt Securities of any series that are convertible into shares of Common Stock will be subject to redemption, in whole or from time to time in part, at any time for certain reasons intended to protect the Company's status as a REIT at the option of the Company on at least 30 days' prior notice by mail at a redemption price equal to 100% of the principal amount, plus interest accrued to the date of redemption. See DESCRIPTION OF CAPITAL STOCK - "Redemption and Restrictions on Transfer."

     Dividends, Distributions and Acquisitions.
     ------------------------------------------

          The Indenture provides that the Company will not (a) declare or pay any dividend or make any distribution on its shares of Common Stock or to holders of its shares of Common Stock (other than dividends or distributions payable in its shares of Common Stock or other than as the Company determines is necessary to maintain its status as a REIT) or (b) purchase, redeem or otherwise acquire or retire for value any of its shares of Common Stock or permit any subsidiary to do so, if at the time of such action an Event of Default (as defined in the Indenture) has occurred and is continuing or would exist immediately after giving effect to such action.

     Additional Covenants.
     ---------------------

          Any additional covenants of the Company with respect to a series of the Debt Securities will be set forth in the Prospectus Supplement relative thereto.
Modification of the Indentures

          Modifications and amendments of the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture that are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (a) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the coin or currency, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security.

          The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under the Indenture have the right to waive compliance by the Company with certain covenants in the Indenture.

Events of Default, Notice and Waiver

          The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 10 days after written notice as provided in the Indenture; (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any Subsidiary in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property; and (h) any other Event of Default provided with respect to such series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary as defined in Regulation S-X promulgated under the Securities Act of the Company.

          If an event of Default under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustees or Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company and to the Trustee if given by the Holders.
However, at any time after such declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee and (b) all Events of Default, other than the nonpayment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any) or interest, with respect to the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or
(ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby.

          A Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that a Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders.

          The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any), interest on and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof.

Book-Entry System

          The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

          The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

          Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository for such Global Security or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

          So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture.

          Payments of principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          The Company expects that the Depository for any Debt Securities or its nominee, upon receipt of any payment of principal, premium, Make-Whole Amount, interest or Additional Amounts in respect of the Global Security representing such Debt Securities will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name. Such payments will be the responsibility of such Participants.

          If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

Governing Law

          The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of Ohio.

                       DESCRIPTION OF WARRANTS

          The Company may issue, together with any other series of Securities offered or separately, Warrants entitling the holder to purchase from or sell to the Company, or to receive from the Company the cash value of the right to purchase or sell, Debt Securities, shares of Preferred Stock or Common Stock. The Warrants are to be issued under a Warrant Agreement (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement relating to the particular issue of Warrants. Copies of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants (the "Warrant Certificates"), are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

          In the case of each series of Warrants, the applicable Prospectus Supplement will describe the terms of the Warrants being offered thereby, including the following, if applicable: (a) the offering price; (b) the currencies in which such Warrants are being offered; (c) the number of Warrants offered; (d) the securities underlying the Warrants; (e) the exercise price, the procedures for exercise of the Warrants and the circumstances, if any, that will cause the Warrants to be deemed to be automatically exercised; (f) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (g) U.S. federal income tax consequences; and (h) other terms of the Warrants.

          Warrants may be exercised at the appropriate office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of Warrants entitling the holder to purchase any securities, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments made to holders of such securities.

          The Warrant Agreements may be amended or supplemented without the consent of the holders of the Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Warrants and that do not adversely affect the interests of the holders of the Warrants.

                     DESCRIPTION OF COMMON STOCK
                        AND PREFERRED STOCK

General

          The Company is authorized to issue 40,000,000 shares of Common Stock, $1.00 par value per share. The Company had outstanding 11,723,528 shares of common stock, $1.00 par value per share (the "Common Stock") on September 30, 1995. The shares constitute the only class of outstanding voting securities of the Company.

          The Company is authorized to issue 10,000,000 shares of Preferred Stock, $1.00 par value per share. No shares of Preferred Stock (the "Preferred Stock") were outstanding on September 30, 1995. The Company has authorized the issuance of 13,000 shares of Junior Participating Stock, Series A ("Series A Preferred Stock") which is discussed below.

          The following statements with respect to the capital stock of the Company are subject to detailed provisions of the Company's Certificate of Incorporation, as amended (the "Certificate"), and the Company's By-Laws (the "By-Laws") as currently in effect. These statements do not purport to be complete, or to give full effect of the terms of the provisions of statutory or common law, and are subject to, and are qualified in their entirety by reference to, the terms of the Certificate and By-Laws which are filed as exhibits to the registration statement.

Series A Preferred Stock

          On July 19, 1994, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. Under certain conditions, each Right may be exercised to purchase one one-thousandth of a share of Junior Participation Preferred Stock, Series A, par value $1.00 per share ("Series A Preferred Stock"), of the Company at a price of $48. The number of Rights outstanding and Series A Preferred Stock issuable upon exercise, as well as the Series A Preferred Stock purchase price, are subject to customary antidilution adjustments.

          The Rights are evidenced by the certificates for shares of Common Stock, and in general are not transferable apart from the Common Stock or exercisable until after a party has acquired beneficial ownership of, or made a tender offer for 15% or more of the outstanding Common Stock of the Company (an "Acquiring Person"), or the occurrence of other events as specified in a Rights Agreement between the Company and Chemical Mellon Bank, as Rights Agent. Under certain conditions as specified in the Rights Agreement, including but not limited to, the acquisition by a party of 15% or more of the outstanding Common Stock of the Company, or the acquisition of the Company in a merger or other business combination, each holder of a Right (other than an Acquiring Person, whose Rights will be void) will receive upon exercise thereof and payment of the exercise price that number of shares of Common Stock of the Company, or of the other party, as applicable, having a market value of two times the exercise price of the Right.

          The Rights expire on August 5, 2004, and until exercised, the holder thereof, as such, will have no rights as a stockholder of the Company. At the Company's option, the Rights may be redeemed in whole at a price of $.01 per Right at any time prior to becoming exercisable. In general, the Company may also exchange the Rights at a ratio of one share of Common Stock per Right after becoming exercisable but prior to the acquisition of 50% or more of the outstanding shares of Common Stock by any party.

          Series A Preferred Stock issuable upon exercise of the Rights will not be redeemable. Each share of Series A Preferred Stock will have 1,000 votes and will be entitled to (a) a minimum preferential quarterly dividend payment equal to the greater of $25.00 per share or 1,000 times the amount of the dividends per share paid on the Common Stock, (b) a liquidation preference in an amount equal to the greater of $100 or 1,000 times the amount per share paid on the Common Stock, and (c) a payment in connection with a business combination (in which shares of Common Stock are exchanged) equal to 1,000 times the amount per share paid on the Common Stock.

Common Stock

          Holders of the shares of Common Stock are entitled to receive dividends when declared by the Board of Directors and after payment of, or provision for, full cumulative dividends on and any required redemptions of shares of Preferred Stock then outstanding. Holders of the shares of Common Stock have one vote per share and noncumulative voting rights, which means that holders of more than 50% of the shares of voting Common Stock can elect all the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any directors. In the event of any voluntary or involuntary liquidation or dissolution of the Company, holders of the shares of Common Stock are to share ratably in the distributable assets of the Company remaining after the satisfaction of the prior preferential rights of the holders of the shares of Preferred Stock and the satisfaction of all debts and liabilities of the Company. Holders of the shares of Common Stock do not have preemptive rights. The transfer agent for the Common Stock is Chemical Bank.

Preferred Stock

          The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in that Prospectus Supplement. The description set forth below is subject to and qualified in its entirety by reference to the Certificate fixing the preferences, limitations and relative rights of a particular series of Preferred Stock.

     General.
     --------

Under the Certificate, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of Preferred Stock, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as the Board of Directors shall approve.

          The Preferred Stock will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (a) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (b) the price at which such series will be issued; (c) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (d) any redemption or sinking fund provisions of such series; (e) any conversion provisions of such series; and (f) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

          The Preferred Stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of Preferred Stock and, in all cases, will be senior to the shares of Common Stock.

     Dividend Rights.
     ----------------

          Holders of the shares of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

          If the applicable Prospectus Supplement so provides, as long as any shares of Preferred Stock are outstanding, no dividends will be declared or paid or any distributions be made on the Common Stock, other than a dividend payable in shares of Common Stock, unless the accrued dividends on each series of Preferred Stock have been fully paid or declared and set apart for payment and the Company shall have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of Preferred Stock.

          If the applicable Prospectus Supplement so provides, when dividends are not paid in full upon any series of Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon such series of Preferred Stock and any other series of Preferred Stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other series will in all cases bear to each other the same ratio that accrued in dividends per share on such series of Preferred Stock and such other series bear to each other.

          Each series of Preferred Stock will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of Preferred Stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable Prospectus Supplement, no series of Preferred Stock will be entitled to participate generally in the earnings or assets of the Company.

     Rights Upon Liquidation.
     ------------------------

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders the amount stated or determined on the basis set forth in the Prospectus Supplement relating to such series, which may include accrued dividends, if such liquidation, dissolution or winding up is involuntary or may equal the current redemption price per share (otherwise than for the sinking fund, if any, provided for such series) provided for such series set forth in such Prospectus Supplement, if such liquidation, dissolution or winding up is voluntary, and on such preferential basis as is set forth in such Prospectus Supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to Preferred Stock of any series and any other shares of stock of the Company ranking as to any such distribution on a parity with such series of Preferred Stock are not paid in full, the holders of shares of Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable Prospectus Supplement. The rights, if any, of the holders of any series of Preferred Stock to participate in the assets of the Company remaining after the holders of other series of Preferred Stock have been paid their respective specified liquidation preferences upon any liquidation, dissolution or winding up the Company will be described in the Prospectus Supplement relating to such series.

     Redemption.
     -----------

          A series of Preferred Stock may be redeemable, in whole or in part, at the option of the Company, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, the redemption prices and for the types of consideration set forth in the Prospectus Supplement relating to such series. The Prospectus Supplement relating to a series of Preferred Stock which is subject to mandatory redemption shall specify the number of shares of such series that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

          If, after giving notice of redemption to the holders of a series of Preferred Stock, the Company deposits with a designated bank funds sufficient to redeem such shares of Preferred Stock, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert such shares into other classes of capital stock of the Company. The redemption price will be stated in the Prospectus Supplement relating to a particular series of Preferred Stock.

          Except as indicated in the applicable Prospectus
Supplement, the Preferred Stock is not subject to any mandatory redemption at the option of the holder.

     Sinking Fund.
     -------------

          The Prospectus Supplement for any series of Preferred
Stock will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

     Conversion Rights.
     ------------------

          The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of Common Stock or another series of Preferred Stock. The Preferred Stock will have no preemptive rights.

     Voting Rights.
    ---------------

          Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, or except as expressly required by Delaware law, a holder of Preferred Stock will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Stock, in the event the Company issues full shares of any series of Preferred Stock, each such share will be entitled to one vote on matters on which holders of such series of Preferred Stock are entitled to vote.

          Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of all series of Preferred Stock, voting as a separate voting group, will be required for (a) the authorization of any class of stock ranking prior to or on parity with shares of Preferred Stock or the increase in the number of authorized shares of any such stock, (b) any increase in the number of authorized shares of shares of Preferred Stock, and (c) certain amendments to the Articles that may be adverse to the rights of Preferred Stock outstanding.
     Transfer Agent and Registrar.
     -----------------------------

          The transfer agent, registrar and dividend disbursement agent for a series of Preferred Stock will be selected by the Company and be described in the applicable Prospectus Supplement. The registrar for shares of Preferred Stock will send notices to stockholders of any meetings at which holders of the shares of Preferred Stock have the right to vote on any matter.

Redemption and Restrictions on Transfer

          In order to preserve the Company's status as a REIT as defined in the Code, the Company can redeem or stop the transfer of its shares. The Company's Certificate of Incorporation provides that the Company is organized to qualify as a REIT. Because the Code provides that the concentration of more than 50% in value of the direct or indirect ownership of its shares in five or fewer individual stockholders during the last six months of any year would result in the disqualification of the Company as a REIT, the Company's Certificate of Incorporation provides that the Company has the power to treat any transfer or issuance resulting in the 9.8% to be exceeded as null and void and treat the stockholder as holding the securities on behalf of the Company.

REIT Qualification

          Generally, for each taxable year during which the Company qualifies as a real estate investment trust, it will not be taxed on the portion of its taxable income (including capital gains) that is distributed to stockholders. Any undistributed income or gains will be taxed to the Company at regular corporate tax rates. The Company will be subject to tax at the highest corporate rate on its net income from foreclosure property, regardless of the amount of its distributions. The highest corporate tax rate is currently 35%. Failure to qualify could result in the Company's incurring indebtedness and perhaps liquidating investments in order to pay the resulting taxes.

                       PLAN OF DISTRIBUTION

          The Company may sell Offered Securities to or through underwriters or may sell Offered Securities to investors directly or through designated agents. Any such underwriter or agent involved in the offer or sale of the Offered Securities will be named in the applicable Prospectus Supplement.

          Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as agents to offer and sell the Offered Securities upon the terms and conditions set forth in the Prospectus Supplement. In connection with the sale of the Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and or from the purchasers for whom they may act as agents.

          Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities and any discounts, concessions, or commissions allowed by the underwriters to participating dealers would be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

          If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each contract will be for an amount not less than, and the principal amount of Offered Securities sold pursuant to Contracts shall not be less or more than the respective amount stated in such Prospectus Supplement. Institutions with which Contracts, when authorized, may be made with commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (a) the purchase by an institution of the Offered Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and (b) the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts. The commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of Offered Securities pursuant to Contracts accepted by the Company. Agents and underwriters shall have no responsibility in respect to this delivery or performance of Contracts.

          Certain of the underwriters and their affiliates may be customers of, engaged in transaction with, and perform services for, the Company in the ordinary course of business.
                          LEGAL OPINIONS

          The validity of the Offered Securities will be passed upon by Shumaker, Loop & Kendrick, Toledo, Ohio.

                              EXPERTS

          The consolidated financial statements of Health Care REIT, Inc. appearing in Health Care REIT, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1994 as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Expenses payable in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are estimated as follows:

     Securities and Exchange Commission filing fees . . . $
     National Association of Securities Dealers, Inc.
        filing fee  . . . . . . . . . . . . . . . . . . .
     New York Stock Exchange listing fee. . . . . . . . .
     Transfer Agent and Registrar fees. . . . . . . . . .
     Blue Sky fees and expenses . . . . . . . . . . . . .
     Printing and engraving expenses and postage. . . . .
     Legal fees and expenses. . . . . . . . . . . . . . .
     Accounting fees and expenses . . . . . . . . . . . .
     Miscellaneous. . . . . . . . . . . . . . . . . . . .  ________

          TOTAL . . . . . . . . . . . . . . . . . . . . . $========

Item 15.  Indemnification of Officers and Directors.

     Section 7 of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of Delaware (the "GCL"), or (iv) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the GCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the extent permitted by the GCL, as so amended. The Restated Certificate also states that any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

     The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify, to the extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

Item 16.  Exhibits

     Exhibit
     Number                         Exhibit
     -------                        -------

     4.1(1)       Second Restated Certificate of Incorporation.

     4.2(2)       By-Laws of Health Care REIT, Inc.

     4.3(3)       Rights Agreement.

     4.4          Form of Indenture

     5.1          Opinion of Shumaker, Loop & Kendrick.

    23.1 Consent of Ernst & Young, LLP, independent public auditors.

    23.2 Consent of Shumaker, Loop & Kendrick to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.1.

    24.1          Powers of Attorney.

_________________

     (1) Previously filed as Exhibit 3(i) to the Company's Annual Report (Form 10-K) for the year ended December 31, 1994.

     (2) Previously filed as Exhibit 3(ii) to the Company's Annual Report (Form 10-K) for the year ended December 31, 1994.

     (3) Previously filed as an Exhibit to the Company's Form 8-A filed August 3, 1994 (File No. 1-8923).

Item 17.  Undertakings

     (A)  The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i)  To include any prospectus required by section
18(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (D)  The undersigned registrant hereby undertakes that:

          (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (ii) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (E) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.



                          SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Toledo, State of Ohio on February 9, 1996.

                                     HEALTH CARE REIT, INC.


                                  By: /S/ Bruce G. Thompson
                                      ----------------------------
                                      Bruce G. Thompson
                                      Chairman of the Board and
                                      Principal Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                  Title                 Date
-----------------------   -----------------------  ----------------


/S/ BRUCE G. THOMPSON     Director and Principal
Bruce G. Thompson         Executive Officer        December 7, 1995


/S/ ROBERT J. PRUGER      Principal Financial
Robert J. Pruger          Officer                  December 7, 1995


/S/ KATHLEEN S. PREPHAN   Principal Accounting
Kathleen S. Prephan       Officer                  December 7, 1995


/S/ PIER C. BORRA         Director                December 14, 1995
Pier C. Borra


/S/ GEORGE L. CHAPMAN     President and Director   December 7, 1995
George L. Chapman


/S/ GEORGE CHOPIVSKY, JR.  Director                December 12, 1995
George Chopivsky, Jr.


/S/ BRUCE DOUGLAS*        Director                 December 7, 1995
Bruce Douglas

/S/ RICHARD C. GLOWACKI   Director                 December 9, 1995
Richard C. Glowacki


/S/ SHARON M. OSTER       Director                December 12, 1995
Sharon M. Oster


/S/ RICHARD A. UNVERFERTH*    Director             December 7, 1995
Richard A. Unverferth


/S/ FREDERIC D. WOLFE*    Director                 December 7, 1995
Frederic D. Wolfe


*By:/S/ BRUCE G. THOMPSON
    Bruce G. Thompson, Attorney-in-Fact


                             EXHIBIT 4.4







                       HEALTH CARE REIT, INC.,
                               Issuer

                                 to

               _______________________________________
                              Trustee






                             INDENTURE





                Dated as of _________________, 199_




                          Debt Securities

                       HEALTH CARE REIT, INC.

        Reconciliation between Trust Indenture Act of 1939 and Indenture dated as of _________________, 199_.

Trust Indenture                                      Indenture
  Act Section                                         Section
---------------                                    -------------
S. 310(a)(1) . . . . . . . . . . . . . . . . . . . 609
      (a)(2) . . . . . . . . . . . . . . . . . . . 609
      (a)(3) . . . . . . . . . . . . . . . . . . . Not Applicable
      (a)(4) . . . . . . . . . . . . . . . . . . . Not Applicable
      (b)    . . . . . . . . . . . . . . . . . . . 608
                                                   610
S. 311(a)    . . . . . . . . . . . . . . . . . . . 613
      (b)    . . . . . . . . . . . . . . . . . . . 613
S. 312(a)    . . . . . . . . . . . . . . . . . . . 701
                                                   702
      (b)    . . . . . . . . . . . . . . . . . . . 702
      (c)    . . . . . . . . . . . . . . . . . . . 702
S. 313(a)    . . . . . . . . . . . . . . . . . . . 703
      (b)    . . . . . . . . . . . . . . . . . . . 703
      (c)    . . . . . . . . . . . . . . . . . . . 703
      (d)    . . . . . . . . . . . . . . . . . . . 703
S. 314(a)    . . . . . . . . . . . . . . . . . . . 704; 101
      (a)(4) . . . . . . . . . . . . . . . . . . . 1004
      (b)    . . . . . . . . . . . . . . . . . . . Not Applicable
      (c)(1) . . . . . . . . . . . . . . . . . . . 102
      (c)(2) . . . . . . . . . . . . . . . . . . . 102
      (c)(3) . . . . . . . . . . . . . . . . . . . Not Applicable
      (d)    . . . . . . . . . . . . . . . . . . . Not Applicable
      (e)    . . . . . . . . . . . . . . . . . . . 102
S. 315(a)    . . . . . . . . . . . . . . . . . . . 601
      (b)    . . . . . . . . . . . . . . . . . . . 602
      (c)    . . . . . . . . . . . . . . . . . . . 601
      (d)    . . . . . . . . . . . . . . . . . . . 601
      (e)    . . . . . . . . . . . . . . . . . . . 513
S. 316(a)    . . . . . . . . . . . . . . . . . . . 101
      (a)(1)(A). . . . . . . . . . . . . . . . . . 502
                                                   512
      (a)(1)(B). . . . . . . . . . . . . . . . . . 513
      (a)(2) . . . . . . . . . . . . . . . . . . . Not Applicable
      (b)    . . . . . . . . . . . . . . . . . . . 508
      (c)    . . . . . . . . . . . . . . . . . . . 104
S. 317(a)(1) . . . . . . . . . . . . . . . . . . . 503
      (a)(2) . . . . . . . . . . . . . . . . . . . 504
      (b)    . . . . . . . . . . . . . . . . . . . 1003
S. 318(a)    . . . . . . . . . . . . . . . . . . . 107
__________________

Note: This reconciliation shall not, for any purpose, be deemed to be a part of the Indenture.

                       HEALTH CARE REIT, INC.

                         TABLE OF CONTENTS

                            ARTICLE ONE

                 DEFINITIONS AND OTHER PROVISIONS
                       OF GENERAL APPLICATION

                                                            Page

SECTION 101.  Definitions . . . . . . . . . . . . . . . . . .  1
SECTION 102.  Compliance Certificates and Opinions  . . . . .  6
SECTION 103.  Form of Documents Delivered to Trustee  . . . .  7
SECTION 104.  Acts of Holders; Record Dates . . . . . . . . .  7
SECTION 105.  Notices to Trustee and Company  . . . . . . . .  9
SECTION 106.  Notice to Holders; Waiver . . . . . . . . . . .  9
SECTION 107.  Conflict with Trust Indenture Act . . . . . . .  9
SECTION 108.  Effect of Headings and Table of Contents. . . .  9
SECTION 109.  Successors and Assigns  . . . . . . . . . . . . 10
SECTION 110.  Separability Clause . . . . . . . . . . . . . . 10
SECTION 111.  Benefits of Indenture . . . . . . . . . . . . . 10
SECTION 112.  Governing Law . . . . . . . . . . . . . . . . . 10
SECTION 113.  Legal Holidays. . . . . . . . . . . . . . . . . 10
SECTION 114.  Incorporators, Stockholders, Officers
              and Directors of the Company Exempt
              from Individual Liability . . . . . . . . . . . 10

                            ARTICLE TWO

                        FORMS OF SECURITIES

SECTION 201.  Forms Generally . . . . . . . . . . . . . . . . 11

                           ARTICLE THREE

                          THE SECURITIES

SECTION 301.  Title and Terms . . . . . . . . . . . . . . . . 11
SECTION 302.  Denominations . . . . . . . . . . . . . . . . . 13
SECTION 303.  Execution, Authentication, Delivery
              and Dating. . . . . . . . . . . . . . . . . . . 14
SECTION 304.  Temporary Securities. . . . . . . . . . . . . . 15
SECTION 305.  Registration, Registration of Transfer
              and Exchange. . . . . . . . . . . . . . . . . . 15
SECTION 306.  Mutilated, Destroyed, Lost and Stolen
              Securities. . . . . . . . . . . . . . . . . . . 16
SECTION 307.  Payment of Interest; Interest Rights
              Preserved . . . . . . . . . . . . . . . . . . . 16
SECTION 308.  Persons Deemed Owners . . . . . . . . . . . . . 17
SECTION 309.  Cancellation. . . . . . . . . . . . . . . . . . 18
SECTION 310.  Computation of Interest . . . . . . . . . . . . 18

                            ARTICLE FOUR

                     SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture . . . . 18
SECTION 402.  Application of Trust Money. . . . . . . . . . . 19

                            ARTICLE FIVE

                              REMEDIES

SECTION 501.  Events of Default . . . . . . . . . . . . . . . 19
SECTION 502.  Acceleration of Maturity, Rescission
              and Annulment . . . . . . . . . . . . . . . . . 20
SECTION 503.  Collection of Indebtedness and Suits for
              Enforcement by Trustee. . . . . . . . . . . . . 21
SECTION 504.  Trustee May File Proofs of Claim. . . . . . . . 21
SECTION 505.  Trustee May Enforce Claims Without
              Possession of Securities. . . . . . . . . . . . 22
SECTION 506.  Application of Money Collected. . . . . . . . . 22
SECTION 507.  Limitation on Suits . . . . . . . . . . . . . . 22
SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to
              Convert . . . . . . . . . . . . . . . . . . . . 23
SECTION 509.  Restoration of Rights and Remedies. . . . . . . 23
SECTION 510.  Rights and Remedies Cumulative. . . . . . . . . 23
SECTION 511.  Delay or Omission Not Waiver. . . . . . . . . . 23
SECTION 512.  Control by Holders. . . . . . . . . . . . . . . 23
SECTION 513.  Waiver of Past Defaults . . . . . . . . . . . . 24
SECTION 514.  Undertaking for Costs . . . . . . . . . . . . . 24
SECTION 515.  Waiver of Stay or Extension Laws. . . . . . . . 24

                            ARTICLE SIX

                            THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities . . . . . . 24
SECTION 602.  Notice of Defaults. . . . . . . . . . . . . . . 25
SECTION 603.  Certain Rights of Trustee . . . . . . . . . . . 25
SECTION 604.  Not Responsible for Recitals or Issuance
              of Securities . . . . . . . . . . . . . . . . . 25
SECTION 605.  May Hold Securities . . . . . . . . . . . . . . 26
SECTION 606.  Money Held in Trust . . . . . . . . . . . . . . 26
SECTION 607.  Compensation and Reimbursement. . . . . . . . . 26
SECTION 608.  Disqualification; Conflicting Interest. . . . . 26
SECTION 609.  Corporate Trustee Required; Eligibility . . . . 26
SECTION 610.  Resignation and Removal; Appointment
              of Successor. . . . . . . . . . . . . . . . . . 27
SECTION 611.  Acceptance of Appointment by Successor. . . . . 28
SECTION 612.  Merger, Conversion, Consolidation or
              Succession to Business. . . . . . . . . . . . . 28
SECTION 613.  Preferential Collection of Claims
              Against Company . . . . . . . . . . . . . . . . 29
SECTION 614.  Appointment of Authenticating Agent . . . . . . 29


                           ARTICLE SEVEN

               HOLDERS LISTS AND REPORTS BY TRUSTEE
                            AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and
              Addresses of Holders. . . . . . . . . . . . . . 30
SECTION 702.  Preservation of Information; Communications
              to Holders. . . . . . . . . . . . . . . . . . . 30
SECTION 703.  Reports by Trustee. . . . . . . . . . . . . . . 31
SECTION 704.  Reports by Company. . . . . . . . . . . . . . . 31

                           ARTICLE EIGHT
         CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Only on Certain
              Terms . . . . . . . . . . . . . . . . . . . . . 31
SECTION 802.  Successor Substituted for Company . . . . . . . 32

                            ARTICLE NINE

                      SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent
              of Holders. . . . . . . . . . . . . . . . . . . 32
SECTION 902.  Supplemental Indentures with Consent
              of Holders. . . . . . . . . . . . . . . . . . . 33
SECTION 903.  Execution of Supplemental Indentures. . . . . . 34
SECTION 904.  Effect of Supplemental Indentures . . . . . . . 34
SECTION 905.  Conformity with Trust Indenture Act . . . . . . 34
SECTION 906.  Reference in Securities to Supplemental
              Indentures. . . . . . . . . . . . . . . . . . . 34

                           ARTICLE TEN

                           COVENANTS

SECTION 1001.  Payment of Principal, Premium and Interest . . 35
SECTION 1002.  Maintenance of Office or Agency. . . . . . . . 35
SECTION 1003.  Money for Security Payments to be Held
               in Trust . . . . . . . . . . . . . . . . . . . 35
SECTION 1004.  Statements of Officers of Company as
               to Default . . . . . . . . . . . . . . . . . . 36
SECTION 1005.  Existence. . . . . . . . . . . . . . . . . . . 36
SECTION 1006.  Maintenance of Properties. . . . . . . . . . . 37
SECTION 1007.  Payment of Taxes and Other Claims. . . . . . . 37
SECTION 1008.  Waiver of Certain Covenants. . . . . . . . . . 37
SECTION 1009.  Further Instruments and Acts . . . . . . . . . 37

                          ARTICLE ELEVEN

                     REDEMPTION OF SECURITIES

SECTION 1101.  Applicability of Article . . . . . . . . . . . 37
SECTION 1102.  Election to Redeem; Notice to Trustee. . . . . 38
SECTION 1103.  Selection by Trustee of Securities
               to Be Redeemed . . . . . . . . . . . . . . . . 38
SECTION 1104.  Notice of Redemption . . . . . . . . . . . . . 38
SECTION 1105.  Deposit of Redemption Price. . . . . . . . . . 39
SECTION 1106.  Securities Payable on Redemption Date. . . . . 39
SECTION 1107.  Securities Redeemed in Part. . . . . . . . . . 39
SECTION 1108.  Conversion Arrangements on Call for
               Redemption . . . . . . . . . . . . . . . . . . 40


                          ARTICLE TWELVE

                     CONVERSION OF SECURITIES

SECTION 1201.  Conversion Privilege and Conversion Price. . . 40
SECTION 1202.  Exercise of Conversion Privilege . . . . . . . 41
SECTION 1203.  Fractions of Shares. . . . . . . . . . . . . . 42
SECTION 1204.  Adjustment of Conversion Price . . . . . . . . 42
SECTION 1205.  Notice of Adjustments of Conversion Price. . . 44
SECTION 1206.  Notice of Certain Corporate Activities . . . . 45
SECTION 1207.  Company to Reserve Common Stock. . . . . . . . 45
SECTION 1208.  Taxes on Conversions . . . . . . . . . . . . . 45
SECTION 1209.  Covenant as to Common Stock. . . . . . . . . . 45
SECTION 1210.  Cancellation of Converted Securities . . . . . 46
SECTION 1211.  Provisions in Case of Consolidation,
               Merger or Sale of Assets . . . . . . . . . . . 46
SECTION 1212.  Trustee Adjustment Disclaimer. . . . . . . . . 46

                         ARTICLE THIRTEEN

                   SUBORDINATION OF SECURITIES

SECTION 1301.  Agreement to Subordinate by Company. . . . . . 47
SECTION 1302.  Distribution on Dissolution, Liquidation
               and Reorganization . . . . . . . . . . . . . . 47
SECTION 1303.  Subrogation to Rights of Holders of Senior
               Indebtedness . . . . . . . . . . . . . . . . . 48
SECTION 1304.  Trustee Not Fiduciary for Holders of
               Senior Indebtedness. . . . . . . . . . . . . . 48
SECTION 1305.  Prior Payment to Senior Indebtedness Upon
               Acceleration of Securities . . . . . . . . . . 48
SECTION 1306.  No Payment in Event of Default on
               Senior Indebtedness. . . . . . . . . . . . . . 49
SECTION 1307.  Payments Permitted If No Default . . . . . . . 49
SECTION 1308.  Provisions Solely to Define Relative Rights. . 49
SECTION 1309.  Authorization to Trustee to Effect
               Subordination. . . . . . . . . . . . . . . . . 50
SECTION 1310.  No Waiver of Subordination Provisions. . . . . 50
SECTION 1311.  Notices to Trustee . . . . . . . . . . . . . . 50
SECTION 1312.  Trustee as Holder of Senior Indebtedness . . . 51
SECTION 1313.  Reliance on Judicial Order or Certificate
               of Liquidating Agent . . . . . . . . . . . . . 51
SECTION 1314. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's
               Rights . . . . . . . . . . . . . . . . . . . . 51
SECTION 1315.  Article Applicable to Paying Agents. . . . . . 51
SECTION 1316.  Certain Conversions Deemed Payment . . . . . . 51
SECTION 1317.  Trust Moneys Not Subordinated. . . . . . . . . 52
SECTION 1318.  Modification of Terms of Senior
               Indebtedness . . . . . . . . . . . . . . . . . 52

                          ARTICLE FOURTEEN

               DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.  Company's Option to Effect Defeasance or
               Covenant Defeasance. . . . . . . . . . . . . . 52
SECTION 1402.  Defeasance and Discharge . . . . . . . . . . . 52
SECTION 1403.  Covenant Defeasance. . . . . . . . . . . . . . 53
SECTION 1404.  Conditions to Defeasance or Covenant
               Defeasance . . . . . . . . . . . . . . . . . . 53
SECTION 1405.  Deposited Money and U.S. Government
               Obligations to be Held in Trust; Other
               Miscellaneous Provisions . . . . . . . . . . . 55
SECTION 1406.  Reinstatement. . . . . . . . . . . . . . . . . 55
SECTION 1407.  Securities Redeemed in Part. . . . . . . . . . 55

                          ARTICLE FIFTEEN

                          SINKING FUNDS

SECTION 1501.  Applicability of Article . . . . . . . . . . . 56
SECTION 1502.  Satisfaction of Sinking Fund Payments
               with Securities. . . . . . . . . . . . . . . . 56
SECTION 1503.  Redemption of Securities for Sinking Fund. . . 56

______________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of _________________, 199_, between HEALTH CARE REIT, INC., a Delaware corporation (the "Company"), having its principal office at One SeaGate, Suite 1950, Toledo, Ohio 43604, and _____________________________________, as Trustee (the
"Trustee").

                          ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS
                      OF GENERAL APPLICATION

SECTION 101.   Definitions.

       For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

          (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
and

          (e) unless otherwise specifically stated herein, the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture.

      Certain terms, used principally in Article Six, are defined in that Article.

      "Act," when used with respect to any Holder, has the meaning specified in Section 104.

      "Additional Amounts" means any additional amounts which are required by a Security, under circumstances specified therein, to be paid by the Company in respect of certain taxes imposed on certain Holders and which are owing to such Holders.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

      "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday,
Thursday and Friday which is not a day on which banking institutions that Place of Payment are authorized or obligated by law or executive order to close.

      "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

      "Closing Price" on any Trading Day with respect to the per share price of Common Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Day, the average of the reported closing bid and asked prices regular way, on the New York Stock Exchange.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

       "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 301(17) and (18) and Section 1211, shares issuable on conversions of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Corporate Trust Office" means the principal office of the Trustee in _______________, at which at any particular time its corporate trust business shall be administered.

      "Corporation" means a corporation, association, company, joint-stock company or business trust.

      "Covenant Defeasance" has the meaning specified in Section
1403.

      "Defaulted Interest" has the meaning specified in Section
307.

      "Defeasance" has the meaning specified in Section 1402.

      "Defeasible Series" has the meaning specified in Section
1401.

      "Depository" means with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depository for such Securities as contemplated by Section 301.

      "Designated Senior Indebtedness" means any Senior
Indebtedness in an aggregate principal amount of $5 million or more.

      "Event of Default" has the meaning specified in Section 501.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      "Holder" means a Person in whose name a Security is registered in the Security Register.

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

      "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated
Maturity may be more or less than the principal face amount thereof at original issuance.

      "Interest," when used with respect to an Original Issue
Discount Security by which its terms bears interest only after Maturity, means interest payable after Maturity.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

      "Make-Whole Amount" means the amount, if any, in addition to principal which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Section 301, to be paid by the Company to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.

      "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated
Maturity or by declaration of acceleration, call for redemption, or otherwise.

      "Non-Payment Default" means, at any time when the Company has outstanding obligations constituting Designated Senior Indebtedness, the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of such Designated Senior Indebtedness, permits one or more holders of such obligations (or a trustee or agent on behalf of the holders thereof) to declare such obligations immediately due and payable prior to the date on which they would otherwise become due and payable, other than a Payment Default.

      "Notice of Default" means written notice of the kind specified in Section 501(4).

      "Obligation" of any Person means any obligation of such Person to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee; provided, however, that for purposes of Section 1004, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

      "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Trustee which may include counsel for the Company.

       "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

      "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities as to which Defeasance has been effected pursuant to Section 1402; and

          (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Company proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company and the Trustee shall have received notice from the Company that such Securities are Outstanding;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security the U.S. dollar equivalent on the date of original issuance of such security of the amount determined as provided in Clause (A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

      "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

      "Payment Blockage Period" has the meaning specified in
Section 1303.

      "Payment Default" means a default in the payment of any principal of, or premium, if any, interest or sinking fund on, or other payment obligation of the Company, constituting Designated Senior Indebtedness when due, whether at the Stated Maturity of any such payment, or by declaration of acceleration, call for redemption, or otherwise.

      "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under
Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
      "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture, including as applicable without duplication, any premium or accrued interest due upon such redemption pursuant to the terms of this Indenture.

      "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose as contemplated by Section 301.

      "REIT" means a real estate investment trust as defined by
Section 8.56 et seq. of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

      "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

      "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

      "Senior Indebtedness" means the principal of and premium, if any, and unpaid interest on, (a) all indebtedness of the Company (including indebtedness of others guaranteed by the Company) other than the Securities, which is (i) for money borrowed or (ii) evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind,
(b) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, in any such case whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, unless in any case the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is proved that such indebtedness or obligation is not superior in right of payment to the Securities or it is provided that such obligation is subordinated to Senior Indebtedness to substantially the same extent as the Securities are subordinated to Senior Indebtedness.

      "Special Record Date" for the payment of any Defaulted
Interest means a date fixed by the Trustee pursuant to Section 307.

      "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

      "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such person, "Trustee" as used with respect to the Securities of any Series shall mean each Trustee with respect to Securities of that Series.

      "U.S. Government Obligations" has the meaning specified in
Section 1404.

      "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

SECTION 102.   Compliance Certificates and Opinions.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 1004) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.   Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by, an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.   Acts of Holders; Record Dates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in, and evidenced by, one or more instruments of substantially similar tenor signed by such Holders in person, or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register.

          (d) Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

          (e) The Company may, in the circumstance permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

      Upon receipt by the Trustee from any Holder of Securities of a particular series of (i) any notice of default or breach referred to in Section 501(4) with respect to Securities of such series, if such default or breach has occurred and is continuing and the Trustee shall not have given such notice to the Company, (ii) any declaration of acceleration referred to in Section 502, if an Event of Default with respect to Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in
Section 512 with respect to Securities of such series, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders of Outstanding Securities of such series entitled to join in such notice, declaration or direction, which record date shall be the close of business on the tenth day following the day on which the Trustee receives such notice, declaration or direction. Promptly after such receipt by the Trustee, and in any case not later than the fifth day thereafter, the Trustee shall notify the Company and the Holders of Outstanding Series of such series of any such record date so fixed. The holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such notice, declaration or direction is so given.

      Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

SECTION 105.   Notices to Trustee and Company.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (a) the Trustee, by any Holder or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust
Office, Attention: Corporate Trust Department, or

          (b) the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.   Notice to Holders; Waiver.

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.   Conflict with Trust Indenture Act.

      If any provision hereof limits, qualifies or conflicts with provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provisions of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified, or if excluded shall not be deemed to apply to this Indenture, as the case may be.

SECTION 108.   Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.   Successors and Assigns.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 110.   Separability Clause.

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.   Benefits of Indenture.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.   Governing Law.

      This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws as applied in such state.

SECTION 113.   Legal Holidays.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, if such payment is made or duly provided for on the next succeeding Business Day.

SECTION 114. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability.

      No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by the incorporators, stockholders, officers or directors, as such, of the Company or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.


                           ARTICLE TWO

                      FORMS OF SECURITIES

SECTION 201.   Forms Generally.

      The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in a Prospectus Supplement and/or Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof, with the consent of the Trustee.

      The definitive Securities relating thereto shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution thereof, with the consent of the Trustee.


                           ARTICLE THREE

                          THE SECURITIES

SECTION 301.   Title and Terms.

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $200,000,000.

       The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

          (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the Maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Capital Stock of the Company or the method by which any such portion will be determined;

          (4) the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of the series is payable;

          (5) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the Method by which such rate or rates will be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Dates for such Interest Payment Dates, or the method by which such Dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

          (6) the place or places where the principal of (and premium or Make-Whole Amount, if any) interest, if any, and Additional Amounts, if any, payable in respect of, such Securities will be payable, where such Securities may be surrendered for registration of, transfer or exchange and where notices or demands to or upon the Company in respect of such Securities and the applicable Indenture may be served;

          (7) the period or periods within which, the price or prices (including premium or Make-Whole amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company if the Company is to have the option;

          (8) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of Holder thereof and the period or periods within which, the price or prices at which the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) whether such Securities will be in registered or bearer form and terms and conditions relating thereto, and if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered Securities of the series shall be issuable and, if other than $1,000 the denomination or denominations in which any bearer Securities will be issuable;

          (10) if other than United States dollars, the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

          (11) whether the amount of payments of principal (and premium or Make-Whole Amount, if any) or interest on any Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, commodities, equity indices or other indices) and the manner in which such amounts shall be determined;

          (12) whether the principal (and premium or Make-Whole Amount, if any) or interest or Additional Amounts on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one more currencies or currency units other than that or those in which the Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and the identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency, currencies or currency units or composite currency in which payment of the principal of and any premium and interest on Securities of such series are denominated or stated to be payable and the currency, currencies, or currency units or composite currencies in which such Securities are to be so payable;

          (13) provisions, if any, granting special rights to the Holders of such Securities upon the occurrence of such events as may be specified;

          (14) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the applicable Indenture;

          (15) whether such Debt Securities will be issued in certificated or book-entry form;

          (16) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

          (17) in connection with the preservation of the Company's status as a REIT, the terms and conditions, if any, pursuant to which the Securities are convertible into Common Stock of the Company pursuant to Article Twelve, and any variation thereof;

          (18) the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities;

          (19) whether and under what circumstances the Company will pay Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option); and

          (20) any other terms of such Securities not inconsistent with the provisions of the applicable Indenture.

      The Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities") Special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

      All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

      If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistance Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

      The Securities shall be redeemable as provided in Article
Eleven.

      The Securities shall be convertible as provided in Article
Twelve.

      The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

SECTION 302.   Denominations.

      The Securities shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 303.   Execution, Authentication, Delivery and Dating.

      The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice
Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities.

      If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

          (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

          (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by
Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

          (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonable acceptable to the Trustee.

      Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

      Each Security shall be dated the date of its authentication.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304.   Temporary Securities.

      Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities with the consent of the Trustee.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305.   Registration, Registration of Transfer
               and Exchange.

      The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to
Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount. At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 304, 305(b), 906, 1108, or 1202 not involving any transfer. The Company shall not be required (i) to issue, register the transfer of, or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Notwithstanding any other provisions in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security, shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (3) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security or (4) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 301. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

      Every Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Sections 304, 306, 906 or 1007 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.


SECTION 306.   Mutilated, Destroyed, Lost and Stolen Securities.

      If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

      Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.   Payment of Interest; Interest Rights Preserved.

      Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

      Any interest on any Security which is payable, but is not punctually paid or duly provided for, within the applicable grace period following any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date notwithstanding the fact that such Holder was a Holder on such Regular Record Date, and such Defaulted Interest may be paid by the Company at its election, as provided in Clause (a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and no less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

          (b)  The Company may make payment of any Defaulted
Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), subject to the obligation to deliver funds pursuant to Section 1202, interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

SECTION 308.   Persons Deemed Owners.

      Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.   Cancellation.

      All Securities surrendered for payment, redemption, registration of transfer or exchange, conversion, credit against any sinking fund payment, or repurchase shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of, or in exchange for, any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee and a certificate of destruction delivered to the Company.

SECTION 310.   Computation of Interest.

      Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                          ARTICLE FOUR

                  SATISFACTION AND DISCHARGE

SECTION 401.   Satisfaction and Discharge of Indenture.

      This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities and rights of the Trustee herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          (3) the Trustee has not received any notice pursuant to the terms of Section 1306; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 305, 306, 607, 608, 702, 1001, 1002 and 1003 and in Article Twelve shall survive until the Securities are no longer outstanding and the obligations of the Company in Section 607 shall survive termination of this Indenture.

SECTION 402.   Application of Trust Money.

      Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Make-Whole Amount, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


                          ARTICLE FIVE

                           REMEDIES

SECTION 501.   Events of Default.

      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default for 30 days in the payment of any installment of interest or Additional Amounts payable upon any Security of such series;

          (2) default in making any sinking fund payment as required for any Security of such series;

          (3) default in the payment of the Redemption Price in respect of any Security on the Redemption Date therefor in accordance with the provisions of Article Eleven;

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Securities of any series other than that series) having an aggregate principal amount outstanding of at least $10,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and setting that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either
(A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Holder, from the holder of any such indebtedness or from the trustee under such mortgage, indenture or other instrument;

          (6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property; and

          (7) any other Event of Default provided with respect to Securities of that Series.

      The term "Significant Subsidiary" means each significant subsidiary as defined in Regulation S-X promulgated under the Securities Act of the Company.

SECTION 502.  Acceleration of Maturity, Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in clause (6) of Section 501) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal amount (or, if any of the Securities of that Series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of, and premium or Make-Whole amount, if any, on, all the Securities of that series to be due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and such principal shall become immediately due and payable. If an Event of Default specified in clause (6) of Section 501 with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if any Securities of that Series are Original Issue Discount Securities, such portion of the principal amount of such securities as may be specified in the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      However, at any time after a declaration of acceleration with respect to Securities of such Series (or of all Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Securities of that series (or of all Securities then Outstanding under the applicable Indenture, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company shall have deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee; and

          (2) all Events of Default, other than the non-payment of the principal (or specified portion thereof and the premium or Make-Whole Amount, if any) or interest, with respect to the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture.

      No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.   Collection of Indebtedness and Suits for
               Enforcement by Trustee.

      The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium or Make-Whole Amount, if any) any Security at the Maturity thereof, including payment of the Redemption Price on any Redemption Date.

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium or Make-Whole Amount, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium or Make-Whole Amount, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.   Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions authorized under the Trust Indenture Act or any other applicable law as may be appropriate in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.   Trustee May Enforce Claims Without Possession of
               Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.   Application of Money Collected.

      Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium or Make-Whole Amount, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND: Subject to Article Thirteen, to the payment of the amounts then due and unpaid for principal of (and premium or Make-Whole Amount, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

          THIRD: To the payment of the remainder, if any, to whomsoever may be lawfully entitled thereto, or as a court of competent jurisdiction may direct.

SECTION 507.   Limitation on Suits.

      No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding
Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.   Unconditional Right of Holders to Receive
               Principal, Premium and Interest and to Convert.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium or Make-Whole Amount, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to convert such Security in accordance with Article Twelve and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.   Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.   Rights and Remedies Cumulative.

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.   Control by Holders.

      The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.   Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security,

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected, or

          (3)  in respect of the conversion rights under Article
Twelve.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.   Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for enforcement of the right to convert any Security in accordance with Article Twelve.

SECTION 515.   Waiver of Stay or Extension Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                          ARTICLE SIX

                          THE TRUSTEE
SECTION 601.   Certain Duties and Responsibilities.

      The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonable assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.   Notice of Defaults.

      A Trustee is required to give notice to the Holders of Securities of any series within 90 days of a default under the applicable Indenture; provided, however, that a Trustee may withhold notice to the Holders of any series of Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Security of such series or in the payment of any sinking fund installment in respect of any Security of such series) if the Responsible Officers of such Trustee consider such withholding to be in the interest of such Holders.

SECTION 603.   Certain Rights of Trustee.

      Subject to the provisions of Section 601:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.   Not Responsible for Recitals or Issuance of
               Securities.

      The recitals contained in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605.   May Hold Securities.

      The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606.   Money Held in Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607.   Compensation and Reimbursement.

      The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to any action or failure to act by the Trustee that breaches the applicable standard of care relating thereto; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred unless incurred in connection with any action or failure to act by the Trustee that breaches the applicable standard of care relating thereto, arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (6) of
Section 501, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

      The provisions of this Section shall survive the termination of this Indenture.

SECTION 608.   Disqualification; Conflicting Interest.

      The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act and this Indenture.

SECTION 609.   Corporate Trustee Required; Eligibility.

      There shall at all times be one or more Trustees hereunder with respect to the Securities of each series, at least one of which is a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.   Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of
Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding
Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1)  the Trustee shall fail to comply with Section
608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2)  the Trustee shall cease to be eligible under
Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.   Acceptance of Appointment by Successor.

          (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective, the retiring Trustee shall be released from all obligations for future actions under this Indenture and such successor Trustee, without any further act, deed or conveyance, shall become vested, with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

      Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraphs (a) and (b) of this Section, as the case may be.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   Merger, Conversion, Consolidation or Succession to
               Business.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613.   Preferential Collection of Claims Against Company.

      If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act, regarding the collection of claims against the Company (or any such other obligor).

SECTION 614.   Appointment of Authenticating Agent.

      The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

      The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

      If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

      This is one of the Securities described in the within mentioned Indenture.

                                [insert name of trustee]
                                As Trustee

                                By: _____________________________
                                    As Authenticating Agent

                                By: _____________________________
                                    Authorized Signatory



                          ARTICLE SEVEN

              HOLDERS LISTS AND REPORTS BY TRUSTEE
                           AND COMPANY

SECTION 701.   Company to Furnish Trustee Names and Addresses of
               Holders.

      The Company will furnish or cause to be furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (b) at such other times as the Trustee may request in writing, within 10 Business Days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702.   Preservation of Information; Communications to
               Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders mad pursuant to the Trust Indenture Act.

SECTION 703.   Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.   Reports by Company.

      The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit by mail to all Holders, in the manner and to the extent provided in the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                          ARTICLE EIGHT

       CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.   Company May Consolidate, Only on Certain Terms.

      The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium and Make-Whole Amount, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1211;

          (2) immediately after giving effect to such transaction and treating an indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) if, as a result of any consolidation or merger or such conveyance, transfer, or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.   Successor Substituted for Company.

      Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                          ARTICLE NINE

                   SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.

      Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with Article Eight;

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company;

          (3)  to add any additional Events of Default;

          (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

          (6) to secure the Securities pursuant to the requirements of Article Ten or otherwise;

          (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

          (9) to make provisions with respect to the conversion rights of Holders pursuant to the requirements of Article Fourteen;

          (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

          (11) to add any other provisions not inconsistent with the Act.

SECTION 902.   Supplemental Indentures with Consent of Holders.

      With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, (or premium or Make-Whole Amount, if any) or any installment of interest or Additional Amounts payable on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium or Make-Whole Amount, if any, or Additional Amount payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or Make-Whole Amount, if any, or Additional Amount that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or Make-whole Amount, if any, or Additional Amount, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of a repurchase pursuant to Article Fourteen, on or after the Change of Control Purchase Date), or adversely affect the right to convert any Security as provided in Article Twelve (except as permitted by Section 901(5)) or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders;

          (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (3)  modify any of the provisions of this Section or
Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1010 or the deletion of this provision, in accordance with the requirements of Sections 611 and 901(8).

      A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.   Execution of Supplemental Indentures.

      In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel of the Company stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.   Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and, subject to Section 902, every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.   Conformity with Trust Indenture Act.
      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture
Act as then in effect.

SECTION 906.  Reference in Securities to Supplemental Indentures.

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                          ARTICLE TEN

                           COVENANTS

SECTION 1001.   Payment of Principal, Premium and Interest.

      The Company covenants and agrees that it will duly and punctually pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities and the Redemption Price and the Change of Control Purchase Price, if any, each in accordance with the terms of the Securities and this Indenture.

      To the extent permitted by applicable law, the Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities, and it shall pay interest on overdue interest at the same rate compounded semi-annually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue.

SECTION 1002.   Maintenance of Office or Agency.

      The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion or purchase pursuant to Article Fourteen and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.   Money for Security Payments to be Held in Trust.

      If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium or Make-Whole Amount, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium or Make-Whole Amount, if any) or interest; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium or Make-Whole Amount, if any) or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining, will be repaid to the Company.

SECTION 1004.   Statements of Officers of Company as to Default.

          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof (but no later than the time of filing of the annual report of the Company with the Trustee pursuant to Section 704), an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in compliance with all conditions and covenants hereunder, without regard to any period of grace or requirement of notice provided hereunder. If the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. The Officers' Certificate need not comply with Section 102 hereof.

          (b) The Company shall file with the Trustee written notice of the occurrence of any default or Event of Default within five (5) Business Days of its becoming aware of any such default or Event of Default.
SECTION 1005.   Existence.

      Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1006.   Maintenance of Properties.

      The Company will cause all properties material to the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1007.   Payment of Taxes and Other Claims.

      The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary, in each case material to the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made.

SECTION 1008.   Waiver of Certain Covenants.

      The Company may omit in any particular instance to comply with any term, provision or condition set forth in Article 10, inclusive, with respect to the Securities of any series, if before the time for such compliance the Holders of at least a majority (or such greater amount as may be specified in any such term, provision or condition) in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1009.   Further Instruments and Acts.

      Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture, including, but not limited to, any reporting requirements relating to original issue discount for purposes of federal income taxation.


                          ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

SECTION 1101.   Applicability of Article.

      The Securities of any series that are convertible into Shares of Common Stock will be subject to redemption in whole or from time to time in part, at any time for certain reasons intended to protect the Company's status as a REIT.

      Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.   Election to Redeem; Notice to Trustee.

      The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103.  Selection by Trustee of Securities to Be Redeemed.

      If less than all the Securities of any series are to be redeemed, (unless all of the Securities of such series and of a specified tenor are to be redeemed) the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or any integral multiple thereof.

      If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

      If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

      The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.   Notice of Redemption.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

      All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular
Securities to be redeemed,

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date,

          (5) the conversion price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion, and

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          (7) that the redemption is for a sinking fund, if such is the case.

      Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 1105.   Deposit of Redemption Price.

      Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

      If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1106.   Securities Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption the principal (and premium or Make-Whole Amount, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1107.   Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 1108.   Conversion Arrangements on Call for Redemption.

      Notwithstanding anything to the contrary contained in this Indenture, in connection with any redemption of Securities, the Company, by an agreement with one or more investment bankers or other purchasers, may arrange for such purchasers to purchase all Securities called for redemption (the "Called Securities") which are either (i) surrendered for redemption or (ii) not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, and to convert the same into shares of Common Stock, by the purchasers' depositing with the Trustee (acting as Paying Agent with respect to the deposit of such amount and as conversion agent with respect to the conversion of such Called Securities), in trust for the Holders of the Called Securities, on or prior to the Redemption Date in the manner agreed to by the Company and such purchasers, an amount sufficient to pay the Redemption Price, payable by the Company on redemption of such Called Securities. In connection with any such arrangement for purchase and conversion, the Trustee as Paying Agent shall pay on or after the Redemption Date such amounts so deposited by the purchasers in exchange for Called Securities surrendered for redemption prior to the close of business on the Redemption Date and for all Called Securities surrendered after such Redemption Date. Notwithstanding anything to the contrary contained in this Article Eleven, the obligation of the Company to pay the Redemption Price of such Called Securities shall be satisfied and discharged to the extent such amount is so paid by such purchasers, provided, however, that nothing in this Section 1109 shall in any way relieve the Company of the obligation to pay such Redemption Price on all Called Securities to the extent such amount is not so paid by said purchasers. For all purposes of this Indenture, any Called Securities surrendered by the Holders for redemption, and any Called Securities not duly surrendered for redemption or conversion prior to the close of business on the Redemption Date, shall be deemed acquired by such purchasers from such Holders and surrendered by such purchasers for conversion and shall in all respects be deemed to have been converted, all as of immediately prior to the close of business on the Redemption Date, subject to the deposit by the purchasers of the above amount as aforesaid. Nothing in this Section 1109 shall in any way limit the right of any Holder of a Security to convert his Security pursuant to the terms of this Indenture any time prior to the close of business on the fifth Business Day preceding the Redemption Date.


                        ARTICLE TWELVE

                  CONVERSION OF SECURITIES

SECTION 1201.   Conversion Privilege and Conversion Price.

      Securities of any series which are convertible into Common Stock of the Company shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

      Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the date specified in the description relating to the specific series of the Securities. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the fifth Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.

      The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be the price specified in relation to Securities of such series pursuant to Section 301. The conversion price shall be adjusted in certain instances as provided in this Article.

      In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph
(4) or (5) of Section 1204, the Holder of each Security, upon the conversion thereof pursuant to this Article subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to paragraph (4) or (5) of Section 1204, shall also be entitled to receive for each share of Common Stock into which such Security is converted, the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, provided that at the election of the Company (whose election shall be evidenced by a Board Resolution) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution). If any conversion of a Security described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Security so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution) to distribute to such Holder a due bill for the evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

SECTION 1202.   Exercise of Conversion Privilege.

      In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 1002, accompanied by written notice to the Company (which shall be substantially in for the form set forth in Section 203) at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities whose Maturity is prior to such Interest Payment Date and Securities called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Subject to the provisions of Section 307 relating to the payment of Defaulted Interest by the Company, the interest payment with respect to a Security called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date notwithstanding the conversion of such Security after such Regular Record Date and prior to such Interest Payment Date, and the Holder converting such Security need not include a payment of such interest payment amount upon surrender of such Security for conversion. Except as provided in the preceding sentence and subject to the last paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

      Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in
Section 1203.

      In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

      The Company's delivery to the Holder of the fixed number of shares of the Common Stock of the Company (and any cash in lieu of any fractional share of Common Stock) into which the Security is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and all accrued interest and original issue discount that has not previously been paid. The Common Stock of the Company so delivered shall be treated as issued first in payment of accrued interest and original issue discount and then in payment of principal. Thus, accrued interest and original issue discount shall be treated as paid rather than canceled, extinguished or forfeited.
      The Holders of Securities of any series may not convert any Security, and such Security shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to beneficially own, directly or indirectly, 9.8% or more of the then outstanding shares of Common Stock.

SECTION 1203.   Fractions of Shares.

     No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (rounded to the nearest cent) in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock (consistent with Section 1204(2) below) at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

SECTION 1204.   Adjustment of Conversion Price.

          (1) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (2) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph
(6) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. If at the end of the period during which such rights or warrants are convertible into Common Stock, not all such rights or warrants have been converted into Common Stock, the adjustment shall be immediately readjusted (on a prospective basis for any Securities not theretofore converted) to what it would have been based on the number of additional shares of Common Stock actually issued.

          (3) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or assets (including securities, but excluding (x) any rights or warrants referred to in paragraph (2) of this Section, (y) any dividend or distribution paid exclusively in cash out of the retained earnings of the Company and (z) any dividend or distribution referred to in paragraph (1) of this Section), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (6) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall all be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

          (5) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1211 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, such "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section).

          (6)  For the purpose of any computation under paragraphs
(2) and (4) of this Section, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the five consecutive trading days (i.e., Business Days on which the Common Stock is traded) selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term "'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

          (7) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (1),
(2), (3) and (4) of this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (7) and its actions in so doing shall be final and conclusive.

          (8) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (11) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

SECTION 1205.   Notice of Adjustments of Conversion Price.

      Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted conversion price in accordance with Section 1204 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

          (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

SECTION 1206.   Notice of Certain Corporate Activities.

      In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to
Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) and (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or
(y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses
(a) through (d) of this Section 1406. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

SECTION 1207.   Company to Reserve Common Stock.

      The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued
Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

SECTION 1208.   Taxes on Conversions.
      The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company or Securities Registrar the amount of any such tax, or has established to the satisfaction of the Company or Securities Registrar that such tax has been paid.

SECTION 1209.   Covenant as to Common Stock.

      The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1208, the Company will pay all taxes, liens and charges with respect to the issue thereof.

      The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

SECTION 1210.   Cancellation of Converted Securities.

      All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

SECTION 1211.   Provisions in Case of Consolidation, Merger or
                Sale of Assets.

      In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale, transfer or lease of the Company's properties or assets substantially as an entirety, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding and such Person shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales, transfers and leases.

SECTION 1212.   Trustee Adjustment Disclaimer.

      Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any fact exists which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration, validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue or transfer or deliver any Common Stock or stock certificates or other securities or property or to make any cash payment upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Twelve.


                        ARTICLE THIRTEEN

                 SUBORDINATION OF SECURITIES

SECTION 1301.   Agreement to Subordinate by Company.

      Notwithstanding anything in this Indenture to the contrary (other than the last paragraph of Section 1405), the Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that payment by the Company of the principal of (and premium or Make-Whole Amount, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 1302.   Distribution on Dissolution, Liquidation and
                Reorganization.

      Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof, with respect to the Securities and the holders thereof, by a lawful plan of reorganization under applicable bankruptcy law),

          (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the Holders of the Securities are entitled to receive any payment upon the principal of or premium, if any, or interest on indebtedness evidenced by the Securities; and

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article Thirteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holders of the Securities or by the Trustee before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent then, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

SECTION 1303.   Subrogation to Rights of Holders of Senior
                Indebtedness.

      Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, applicable to Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full and no such payments or distributions to the Holders of the Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities be deemed to be a payment by the Company to or on account of the Securities. It is understood that the provisions of this Article Thirteen are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand, and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Thirteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Securities, as the case may be, the obligations of the Company, which are unconditional and absolute, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Securities prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Thirteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 601, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

SECTION 1304.   Trustee Not Fiduciary for Holders of Senior
                Indebtedness.

      The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Securities or the Company moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Thirteen.

      If the Trustee or any Holder of Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Securities.

SECTION 1305.   Prior Payment to Senior Indebtedness Upon
                Acceleration of Securities.

      In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment by the Company on account of the principal of (or premium or Make-Whole Amount, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Fifteen by delivering and crediting pursuant to
Section 1502 Securities which have been acquired (upon redemption or otherwise) prior to such default or which have been converted pursuant to Article Twelve.

      In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

      The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.

SECTION 1306.   No Payment in Event of Default on Senior
                Indebtedness.

          (a) In the event and during the continuation of any default in the payment of principal of (or premium or Make-Whole Amount, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by the Company on account of principal of (or premium or Make-Whole Amount, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Fifteen by delivering and crediting pursuant to Section 1502 Securities which have been acquired (upon redemption or otherwise) prior to such default or which have been converted pursuant to Article Twelve.

      In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.
      The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applied.

SECTION 1307.   Payments Permitted If No Default.

      Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1302 or under the conditions described in Section 1305 or 1306, from making payments at any time of principal of (and premium, or Make-Whole Amount, if any) or interest on securities.

SECTION 1308.   Provisions Solely to Define Relative Rights.

      The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1309.   Authorization to Trustee to Effect Subordination.

      Each Holder of Securities by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1310.   No Waiver of Subordination Provisions.

      No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided such at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article of the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness, and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 1311.   Notices to Trustee.

      Notwithstanding the provisions of this Article or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal of, premium or Make-Whole Amount, if any, or interest on any Security) the Trustee shall not have received with respect to any such moneys the notice provided for in this Section 1311, then, anything herein contained to the contrary notwithstanding, the Trustee, subject to the provisions of 601, shall have the full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such two Business Days prior to such date. Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Thirteen and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 1312.   Trustee as Holder of Senior Indebtedness.

     The Trustee shall be entitled to all the rights set forth in this Article Thirteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness and nothing in Section 613 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 1313.   Reliance on Judicial Order or Certificate of
                Liquidating Agent.

      Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1314. Rights of Trustee as Holder of Senior Indebted-ness; Preservation of Trustee's Rights.

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1315.   Article Applicable to Paying Agents.

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1315 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 1316.   Certain Conversions Deemed Payment.

      For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Twelve shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Fourteen.

SECTION 1317.   Trust Moneys Not Subordinated.

      Notwithstanding anything contained herein to the contrary, payments from moneys or the proceeds of U.S. Government Obligations held in trust under Article Thirteen by the Trustee for the payment of principal of, premium, if any, and interest on the Securities from the date of deposit (if made in compliance with this Indenture) shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restraints set forth in this Article, and none of the Security holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

SECTION 1318.   Modification of Terms of Senior Indebtedness.

      Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including without limitation the waiver of defaults thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee.

      No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Securities relating to the subordination thereof.


                        ARTICLE FOURTEEN

              DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.   Company's Option to Effect Defeasance or Covenant
                Defeasance.

      The Company may at its option by Board Resolution, at any time, elect to have either Section 1402 or Section 1403 applied to the Outstanding Securities of any series designated pursuant to
Section 301 as being defeasible pursuant to this Article Fourteen (hereinafter called a "Defeasible Series"), upon compliance with the conditions set forth below in this Article Fourteen; provided that Section 1502 shall not apply to any series of Securities that is convertible into Common Stock as provided in Article Twelve or convertible into or exchangeable for any other securities pursuant to Section 301(18).

SECTION 1402.   Defeasance and Discharge.

      Upon the Company's exercise of the option provided in Section 1401 to have this Section 1402 applied to the Outstanding Securities of any Defeasible Series and subject to the proviso of
Section 1401, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series (including the provisions of Article Fourteen hereof) on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities of such series and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of and premium or Make-Whole Amount, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, (D) the Company's obligations under Article Twelve and
(E) this Article Fourteen.

      Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of the option provided in Section 1401 to have
Section 1403 applied to the outstanding Securities of such series.

SECTION 1403.   Covenant Defeasance.

       Upon the Company's exercise of the option provided in
Section 1403 to have this Section 1303 applied to the Outstanding Securities of any Defeasible Series, (1) the Company shall be released from its obligations under Sections 1006 through 1009, inclusive, and Section 801(3), and any covenants provided pursuant to Section 301(20), 901(2) or 901(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 501(3), 501(4) (with respect to any of Sections 1006 through 1009, inclusive, and any such covenant provided pursuant to
Section 301(20), 901(2) or 901(7) and Section 801(3), 501(5) and
501(8) shall be deemed not to be or result in an Event of Default and (3) the provisions of Article Fifteen shall cause to be effective, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Sections or Article whether directly or indirectly by reason of any reference elsewhere herein to any such Sections or Article or by reason of any reference in any such Sections or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1404.   Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section 1402 or Section 1403 to the Outstanding Securities:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Fifteen applicable to
it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and without further reinvestment thereof will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof in an aggregate amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee or other qualifying trustee to pay and discharge, the principal of and premium, if any, on and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

          (2) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred.

          (3) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred.

          (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit, in the case of an election under Section 1402 or 1403.

          (5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsection (6) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in
Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company (assuming all Securities are in default within the meaning of such Act).

          (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 1402 or the Covenant Defeasance under
Section 1403 (as the case may be) have been complied with.

          (9) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit to constitute, unless it is qualified as or exempt from, a regulated investment company under the Investment Company Act of 1940, as amended.

SECTION 1405. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

      Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon, in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust, to the extent allocated for the payment of Securities, shall not be subject to the provisions of Article Fourteen.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

      Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount hereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

SECTION 1406.   Reinstatement.

      If the Trustee or Paying Agent is unable to apply any money in accordance with Section 1402 or 1403 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1402 or 1403; provided, however, that if the Company makes any payment of principal of (or premium or Make-Whole Amount, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1407.   Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                        ARTICLE FIFTEEN

                        SINKING FUNDS

SECTION 1501.   Applicability of Article.

      The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

      The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1502. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

SECTION 1502.   Satisfaction of Sinking Fund Payments with
                Securities.

      The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been converted pursuant to Article Fourteen or which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 1503.   Redemption of Securities for Sinking Fund.

      Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    HEALTH CARE REIT, INC.


                                 By:_____________________________
                                    Name:

                                 Title:__________________________

Attest:


______________________________
Name:
Title:



                                 as Trustee


                                 By:____________________________
                                    Name:

                                 Title:_________________________

Attest:


______________________________
Name:
Title:




                           EXHIBIT 5.1

                   SHUMAKER, LOOP & KENDRICK
                      1000 Jackson Street
                      Toledo, Ohio  43624

                         419-321-1313


                         February 9, 1996


Bruce G. Thompson
Chairman of the Board
Health Care REIT, Inc.
One SeaGate, Suite 1950
Toledo, Ohio  43604

          Re:  Health Care REIT, Inc.
               Registration Statement on Form S-3
               SEC File No. 33-64877
               Our File No. 37479

Dear Mr. Thompson:

          We have acted as counsel to Health Care REIT, Inc. (the "Company") in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of the Company's securities at an aggregate initial public offering price not to exceed $200,000,000, on terms to be determined at the time of sale (the "Securities").

          In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

          Based upon the foregoing, it is our opinion that the Securities will be, when issued and sold pursuant to a Prospectus
Supplement, legally and validly issued and fully paid and nonassessable, and in the case of debt securities will be binding obligations of the Company.

          The undersigned hereby consents to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                         Very truly yours,

                         SHUMAKER, LOOP & KENDRICK


                         By: /S/ MARY ELLEN PISANELLI
                             ------------------------------
                                 Mary Ellen Pisanelli



                           EXHIBIT 23.1


                   CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3 No. 33-64877) and related Prospectus of Health Care REIT, Inc. for the registration of Offered Securities not to exceed an initial public offering price of $200,000,000 and to the incorporation by reference therein of our report dated February 8, 1995, with respect to the consolidated financial statements and schedule of Health Care REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, as amended and filed with the Securities and Exchange Commission.



                                  ERNST & YOUNG LLP




Toledo, Ohio
February 9, 1996




                           EXHIBIT 24.1


                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE DOUGLAS his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the others, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 9th day of February, 1996.


                                   /S/  PIER C. BORRA
                                   ________________________________
                                   Pier C. Borra
                                   Director



                            EXHIBIT 24.1

                           POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that the undersigned, the Chairman of the Board and Principal Executive Officer of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively, "Offered Securities"), hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE DOUGLAS his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the others, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacities as Chairman of the Board and Principal Executive Officer of the Company, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 9th day of February, 1996.


                                 /S/  GEORGE CHOPIVSKY, JR.
                                 __________________________________
                                 George Chopivsky, Jr.
                                 Director



                             EXHIBIT 24.1

                           POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that the undersigned, the Principal Financial Officer of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act shares of the Company's debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively "Offered Securities"), hereby constitutes and appoints BRUCE G. THOMPSON and GEORGE L. CHAPMAN his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the others, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as Principal Financial Officer, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 9th day of February, 1996.


                                   /S/  RICHARD C. GLOWACKI
                                   ________________________________
                                   Richard C. Glowacki
                                   Director



                             EXHIBIT 24.1

                          POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS that the undersigned, the Principal Accounting Officer of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act debt securities, shares of preferred stock, $1.00 par value per share, shares of common stock, $1.00 par value per share, and warrants (collectively, "Offered Securities"), hereby constitutes and appoints BRUCE G. THOMPSON and GEORGE L. CHAPMAN her true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the others, her true and lawful attorney-in-fact and agent, for her and in her name, place and stead, in the capacity as Principal Accounting Officer, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Offered Securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned hereunto sets her hand this 9th day of February, 1996.


                                   /S/  SHARON M. OSTER
                                   ________________________________
                                   Sharon M. Oster
                                   Director